Exhibit 99.2

PHYSICIANS REALTY TRUST

June 2015

Minnetonka Medical Building
Minnetonka, MN

SUPPLEMENTAL OPERATING & FINANCIAL INFORMATION

SECOND QUARTER 2015

PHYSICIANS REALTY TRUST

NYSE: DOC

Peachtree Dunwoody Medical Center
Atlanta, GA

TABLE OF CONTENTS

COMPANY OVERVIEW

ABOUT PHYSICIANS REALTY TRUST	5

SECOND QUARTER HIGHLIGHTS	7

FINANCIAL HIGHLIGHTS	8

FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP MEASURES: FUNDS FROM OPERATIONS (FFO), NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO), AND NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (NORMALIZED FAD)	9

NET OPERATING INCOME AND ADJUSTED EBITDA	10

MARKET CAPITALIZATION AND DEBT SUMMARY	11

FINANCIAL STATISTICS	12

SAME-STORE PORTFOLIO PERFORMANCE AND TENANT OCCUPANCY	13

INVESTMENT ACTIVITY AND LEASE EXPIRATION SCHEDULE	14

PORTFOLIO GEOGRAPHIC DISTRIBUTION	15

PORTFOLIO DIVERSIFICATION	16

TOP 10 HEALTH SYSTEM RELATIONSHIPS	17

CONSOLIDATED BALANCE SHEETS	18

CONSOLIDATED STATEMENTS OF OPERATIONS	19

REPORTING DEFINITIONS	20

Forward looking statements:

Certain statements made in this supplemental information package constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements.  Likewise, our pro forma financial statements and our statements regarding anticipated market conditions are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•      general economic conditions;

•      adverse economic or real estate developments, either nationally or in the markets where our properties are located;

•      our failure to generate sufficient cash flows to service our outstanding indebtedness;

•      fluctuations in interest rates and increased operating costs;

•      the availability, terms and deployment of debt and equity capital, including our unsecured revolving credit facility;

•      our ability to make distributions on our common shares;

•      general volatility of the market price of our common shares;

•      our limited operating history;

•      our increased vulnerability economically due to the concentration of our investments in healthcare properties;

•      our geographic concentrations in Texas and metro Atlanta, Georgia causes us to be particularly exposed to downturns in these economies or other changes in real estate market conditions;

•      changes in our business or strategy;

•      our dependence upon key personnel whose continued service is not guaranteed;

•      our ability to identify, hire and retain highly qualified personnel in the future;

•      the degree and nature of our competition;

•      changes in governmental regulations, tax rates and similar matters;

•      defaults on or non-renewal of leases by tenants;

•      decreased rental rates or increased vacancy rates;

•      difficulties in identifying healthcare properties to acquire and complete acquisitions;

•      competition for investment opportunities;

•      our failure to successfully develop, integrate and operate acquired properties and operations;

•      the impact of our investment in joint ventures;

•      the financial condition and liquidity of, or disputes with, joint venture and development partners with whom we may make co-investments in the future;

•      cybersecurity incidents could disrupt our business and result in the compromise of confidential information;

•      our ability to operate as a public company;

•      changes in accounting principles generally accepted in the United States (or GAAP);

•      lack of or insufficient amounts of insurance;

•      other factors affecting the real estate industry generally;

•      our failure to qualify and maintain our qualification as a real estate investment trust (or REIT) for U.S. federal income tax purposes;

•      limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes;

•      changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs; and

•      factors that may materially adversely affect us or the per share trading price of our common shares, including:

•      higher market interest rates;

•      the number of our common shares available for future issuance or sale;

•      our issuance of equity securities or the perception that such issuance might occur;

•      future offerings of debt;

•      failure of securities analysts to publish reseach or reports about our industry; and

•      securities analysts downgrade of our common shares or the healthcare-related real estate sector.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this report. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see Part I, Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year December 31, 2014.

ADDITIONAL INFORMATION

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated August 7, 2015 and other information filed with, or furnished to, the SEC. You can access the Company’s reports and amendments to those reports filed or furnished to the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(a) or 15(d) of the Exchange Act in the “Investor Relations” section on the Company’s website (www.docreit.com) under the tab “SEC Filings” as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the Company’s website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You also can review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov.

ABOUT PHYSICIANS REALTY TRUST

Physicians Realty Trust (NYSE:DOC) (the “Trust,” the “Company,” “DOC,” “we,” “our” and “us”) is a self-managed healthcare real estate company organized in 2013 to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems.

We invest in real estate that is integral to providing high quality healthcare services. Our properties typically are on a campus with a hospital or other healthcare facilities or strategically located and affiliated with a hospital or other healthcare facilities.

Our management team has significant public healthcare REIT experience and long established relationships with physicians, hospitals and healthcare delivery system decision makers that we believe will provide quality investment opportunities to generate attractive risk-adjusted returns to our shareholders.

We are a Maryland real estate investment trust and elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our short taxable year ending December 31, 2013. We conduct our business through an UPREIT structure in which our properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. We are the sole general partner of the operating partnership and, as of June 30, 2015, own approximately 94.9% of the partnership interests in the operating partnership (“OP Units”).

We had no business operations prior to completion of our initial public offering (the “IPO”) on July 24, 2013. Our predecessor, which is not a legal entity, is comprised of the four healthcare real estate funds managed by B.C. Ziegler & Company (“Ziegler”), which are referred to as the Predecessor Ziegler Funds, that owned directly or indirectly interests in entities that owned the initial properties we acquired through the operating partnership on July 24, 2013 in connection with completion of the IPO and related formation transactions.

COMPANY SNAPSHOT

As of
June 30, 2015
Gross real estate investments (thousands)	$1,204,354
Total buildings	122
% Leased	94.6%
Total portfolio gross leasable area	4,454,640

% of GLA on-campus / affiliated	72.7%
Average remaining lease term for all buildings (years)	8.6

Cash and cash equivalents (thousands)	$22,549
Total debt to firm value	19.7%
Weighted average interest rate per annum on consolidated debt	2.88%
Equity market cap (thousands)	$1,095,619
Quarterly dividend	$0.225
Quarter end stock price	$15.36
Dividend yield	5.86%
Common shares outstanding	71,329,378
OP Units outstanding and not owned by DOC	3,848,950
Total firm value (thousands) (1)	$1,453,169

(1) Represents the value of outstanding shares and units based on the closing stock price on June 30, 2015 plus the amount of outstanding debt and redeemable equity at June 30, 2015.

ABOUT PHYSICIANS REALTY TRUST (CONTINUED)

BOARD OF TRUSTEES

Tommy G. Thompson	William A. Ebinger, M.D.	Richard A. Weiss
Chairman

Albert C. Black	Mark A. Baumgartner	Stanton D. Anderson
Compensation, Nominating and	Finance and Investment	Audit Committee Chair
Governance Committee Chair	Committee Chair

John T. Thomas
Chief Executive Officer
President

MANAGEMENT TEAM

John T. Thomas	John W. Sweet	Jeffrey N. Theiler
Chief Executive Officer	Executive Vice President	Executive Vice President
President	Chief Investment Officer	Chief Financial Officer

Bradley D. Page	John W. Lucey	Mark D. Theine
Senior Vice President	Senior Vice President	Senior Vice President
General Counsel	Principal Accounting and	Asset & Investment
	Reporting Officer	Management

LOCATION AND CONTACT INFORMATION

Corporate Headquarters	External Auditor	Corporate and REIT Tax Counsel
309 N. Water Street, Suite 500	Ernst & Young	Baker & McKenzie LLP
Milwaukee, WI 53202	155 N. Upper Wacker Drive	Richard Lipton, Partner
(414) 367-5600	Chicago, IL 60606	300 E. Randolph Street, Suite 5000
	(312) 879-2000	Chicago, IL 60601
(312) 861-8000

COVERING ANALYSTS

J. Kim - BMO Capital Markets Corp.	S. Manaker - Oppenheimer & CO.
P. Morgan - Canaccord Genuity Inc.	J. Hughes - Raymond James Financial Inc.
W. Graham - Compass Pt Rch & Trading LLC	M. Carroll - RBC Capital Markets LLC
J. Roberts - J.J.B. Hilliard W.L. Lyons LLC	C. Kucera - Wunderlich Securities Inc.
J. Sadler - Keybanc Capital Markets Inc.	J. Sanabria - Bank of America Merrill Lynch

SECOND QUARTER HIGHLIGHTS

OPERATING

•                  Second quarter 2015 total revenue of $29.7 million, up 159% over the prior year period

•                  Second quarter 2015 rental revenue of $23.6 million, an increase of 131% over the prior year period

•                  Generated quarterly normalized funds from operations (Normalized FFO) of $0.21 per share on a fully diluted basis

•                  Closed on 13 acquisitions totaling 460,857 square feet for total second quarter 2015 investments of $148 million

•                  Funded a $9 million mezzanine loan

•                  Declared quarterly dividend of $0.225 per share for the second quarter

•                  94.6% of portfolio square footage leased as of June 30, 2015

•                  Net increase to gross leasable square footage of 12% to 4,454,640 square feet, as of June 30, 2015 from 3,993,783 as of March 31, 2015

SECOND QUARTER INVESTMENTS	SUBSEQUENT ACQUISITIONS
• Premier Surgery Center of Louisville, Louisville, KY	• Randall Road MOB - Suite 140, Elgin, IL
• Baton Rouge MOB, Baton Rouge, LA	• Medical Specialists of Palm Beach, Atlantis, FL
• Health Park Medical Center, Grand Blanc, MI	• OhioHealth - SW Health Center, Grove City, OH
• Plaza HCA MOB, Jacksonville, FL	• Trios Health MOB, Kennewick, WA
• Northern Ohio Medical Center, Sheffield, OH
• University of Michigan - Northville MOB, Livonia, MI
• Coon Rapids Medical Center, Coon Rapids, MN
• Premier Landmark MOB, Bloomington, IN
• Palm Beach ASC, Palm Beach, FL
• Brookstone Physician Center, Jacksonville, AL
• Jackson Woman’s Clinic, Jackson, TN
• Hillside Medical Center, Hanover, PA
• Randall Road MOB, Elgin, IL
• Mezz Loan - UF Health MOB, Jacksonville, FL

COMPANY ANNOUNCEMENTS

•                  June 11, 2015: Announced it has been awarded the 2015 National Association of Real Estate Investment Trusts’ (NAREIT) Investor CARE (Communications and Reporting Excellence) Gold in Small Cap REITs award.

•                  July 1, 2015: Announced a quarterly cash dividend of $0.225 per common share for the quarter ending June 30, 2015, which was paid on July 31, 2015 to shareholders of record on July 17, 2015.

•                  July 23, 2015:  Announced it has amended and upsized its unsecured revolving credit facility from $400 million to $750 million and that such credit facility also provides an accordion feature allowing for an additional $350 million of capacity, subject to customary terms and conditions, resulting in a maximum borrowing capacity of $1.1 billion.

FINANCIAL HIGHLIGHTS

(Unaudited and in thousands, except sq. ft. and per share data)

INCOME

	Three Months Ended
	June 30, 2015	March 31, 2015
Revenues	$29,683	$24,484
NOI	22,264	18,788
Annualized Adjusted EBITDA	76,712	64,496
Normalized FFO	15,657	13,660
Normalized FAD	14,990	12,468
Net income (loss) available to common shareholders per common share	$0.04	$(0.01)
Normalized FAD per common share and OP unit	$0.20	$0.18

CAPITALIZATION

	As of
	June 30, 2015	March 31, 2015
ASSETS
Gross Real Estate Investments (including gross lease intangibles)	$1,204,354	$1,047,575
Total Assets	1,203,456	1,066,207
DEBT AND EQUITY
Total Debt	$286,774	$156,952
Total Equity	868,819	862,279
Equity Market Capitalization	1,095,619	1,238,232
Implied Equity Market Capitalization (1)	1,154,739	1,302,348
Total Debt / Implied Equity Market Capitalization	25%	12%

(1) Outstanding common shares and OP units at quarter end multiplied by share price at quarter end

RECONCILIATION OF NON-GAAP MEASURES:

FUNDS FROM OPERATIONS (FFO),

NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO)

AND NORMALIZED FUNDS AVAILABLE FOR DISTRIBUTION (NORMALIZED FAD)

(Unaudited and in thousands, except share and per share data)

	Three Months Ended	Six Months Ended
	June 30, 2015	June 30, 2015
Net income	$3,297	$2,849
Preferred distributions	(425)	(491)
Depreciation and amortization expense	10,351	18,591
Loss on the sale of investment property	—	15
FFO	$13,223	$20,964
FFO per common share and OP unit	$0.18	$0.29
Net change in fair value of derivative	(141)	(154)
Acquisition related expenses	2,575	8,507
Normalized FFO	$15,657	$29,317
Normalized FFO per common share and OP unit	$0.21	$0.41

Normalized FFO	15,657	29,317
Non-cash share compensation expense	903	1,606
Straight-line rent adjustments	(1,877)	(3,889)
Amortization of acquired above/below market leases	385	607
Amortization of lease inducements	138	257
Amortization of deferred financing costs	301	594
TI/LC and recurring capital expenditures	(787)	(1,815)
Seller master lease and rent abatement payments	270	781
Normalized FAD	$14,990	$27,458
Normalized FAD per common share and OP unit	$0.20	$0.38

Weighted average number of common shares and OP units outstanding	74,446,611	71,982,290

NET OPERATING INCOME AND ADJUSTED EBITDA

(Unaudited and in thousands, except share and per share data)

NET OPERATING INCOME

	Three Months Ended	Six Months Ended
	June 30, 2015	June 30, 2015
Net income	$3,297	$2,849
General and administrative	3,989	7,341
Acquisition related expenses	2,575	8,507
Depreciation and amortization	10,351	18,591
Interest expense	2,193	3,903
Net change in fair value of derivative	(141)	(154)
Loss on sale of investment property	—	15
NOI	$22,264	$41,052

NOI	$22,264	$41,052
Straight-line rent adjustments	(1,877)	(3,889)
Amortization of acquired above/below market leases	385	607
Amortization of lease inducement	138	257
Seller master lease and rent abatement payments	270	781
Cash NOI	$21,180	$38,808

ADJUSTED EBITDA

	Three Months Ended	Six Months Ended
	June 30, 2015	June 30, 2015
Net income	$3,297	$2,849
Depreciation and amortization	10,351	18,591
Interest expense	2,193	3,903
Net change in fair value of derivative	(141)	(154)
EBITDA	$15,700	$25,189
Acquisition related expenses	2,575	8,507
Non-cash share compensation	903	1,606
Adjusted EBITDA	$19,178	$35,302

Adjusted EBITDA Annualized	$76,712	$70,604

MARKET CAPITALIZATION AND DEBT SUMMARY

(Unaudited and in thousands, except share data)

MARKET CAPITALIZATION

As of
June 30, 2015
Revolving credit facility debt	$191,000
Mortgage debt	95,774
Total Debt	$286,774

Redeemable equity	$11,656

Share price	$15.36
Total common shares outstanding	71,329
Total OP units outstanding	3,849
Implied equity market capitalization	$1,154,739

Total Firm Value (Debt + Pref. + Equity)	$1,453,169
Total Debt/Total Assets	23.8%
Total Debt/Total Firm Value	19.7%

DEBT SUMMARY

	Balance as of
	6/30/2015	Interest Rate:	Maturity Date
Revolving Credit Facility Debt	$191,000	1.7%	9/18/2019	(3)
Mortgage Debt
Canton MOB	6,154	5.9%	6/6/2017
Firehouse Square	2,732	6.6%	9/6/2017
Hackley Medical Center	5,340	5.9%	1/6/2017
MeadowView Professional Center	10,317	5.8%	6/6/2017
Mid Coast Hospital MOB	7,764	4.8%	5/16/2016
Remington Medical Commons	4,331	2.9%	9/28/2017
Valley West Hospital MOB	4,823	4.8%	12/1/2020
Oklahoma City, OK MOB	7,561	4.7%	1/10/2021
Crescent City Surgical Center	18,750	5.0%	1/23/2019
San Antonio Hospital	9,455	5.0%	6/26/2022
Savage MOB (2)	5,824	5.0%	2/1/2022
Plaza HCA MOB (2)	11,931	6.1%	8/1/2017
	$285,982	2.9%	3.44	(1)

(1)         Weighted average maturity of mortgage debt only (2) Excludes market value adjustment of $0.8 million (3) Extended one year on July 22, 2015

FINANCIAL STATISTICS

(Unaudited and in thousands, except share and per share data)

Quarter Ended
June 30, 2015

Annualized dividend rate(1)	$0.90
Price per share(2)	$15.36
Annualized dividend yield	5.86%

Total debt	$286,774
Net debt (less cash)	264,225
Adjusted EBITDA (annualized)*	76,712
Net Debt / Adjusted EBITDA Ratio	3.44x

Adjusted EBITDA (annualized)*	$76,712
Cash interest expense (annualized)*	7,568
Interest Coverage Ratio	10.14x

Total interest	$2,193
Secured debt principal amortization	500
Total fixed charges	$2,693
Adjusted EBITDA	19,178
Adjusted EBITDA fixed charge coverage ratio	7.12x

Equity market cap	$1,154,739
Redeemable equity	11,656
Total debt	286,774
Total Firm Value	$1,453,169

Total debt	$286,774
Total assets	1,203,456
Total Debt / Total Assets	23.8%
Total Debt / Total Firm Value	19.7%

Weighted average common shares	70,376,959
Weighted average unvested restricted common shares	371,288
Weighted average OP units not owned by DOC	3,698,364
Weighted Average Common Shares and Units - Diluted	74,446,611

(1)         Annualized rate based on $0.225 quarterly dividend for the quarter ending June 30, 2015.  Actual dividend amounts will be determined by the Trust’s board of trustees based on a variety of factors.

(2)         Closing share price of $15.36 as of June 30, 2015.

*                 Amounts are annualized and actual amounts may differ significantly from the annualized amounts shown.

SAME-STORE PORTFOLIO PERFORMANCE AND TENANT OCCUPANCY

(Unaudited and in thousands, except square footage data)

SAME-STORE PORTFOLIO ANALYSIS

	Portfolio	Same-Store
	3 Months	3 Months
	Ended 06/30/15	Ended 06/30/15
Number of properties	122	38
Gross leasable area	4,454,640	1,430,728
Cash NOI	$21,180	$7,912
% Leased	94.6%	94.4%

SAME-STORE PORTFOLIO PERFORMANCE

	Year-over-year Comparison				Sequential Comparison
	2Q15	2Q14	Change		2Q15	1Q15	Change
Number of properties	38	38	—		38	38	—
Gross leasable area	1,430,728	1,430,728	—		1,430,728	1,430,728	—
% Leased	94.4%	94.3%	10	bps	94.4%	94.5%	-10	bps
Rental revenues	10,037	9,761	+2.8%		10,037	9,976	+0.6%
Operating expenses	(2,125)	(2,026)	+4.9%		(2,125)	(2,070)	+2.7%
Same-property Cash NOI	7,912	7,735	+2.3%		7,912	7,906	+0.1%

TENANT OCCUPANCY

	Quarter Ending	Percentage of Total
Total GLA	06/30/15	GLA at 06/30/15
Total square feet beginning of quarter	3,993,783	89.7%
Acquired GLA	460,857	10.3%
Disposed GLA	—	0.0%
Total square feet end of quarter	4,454,640	100.0%

Occupied GLA
Occupied GLA beginning of quarter	3,763,856	84.5%

Lease expiring in quarter	(42,015)	-0.9%
Leases renewed in quarter	34,774	0.8%
Retention Rate	83%
New leases commencing in quarter	6,154	0.1%
Net absorption/(vacancy Loss)	(1,087)	0.0%

Net occupied GLA acquired / (disposed)	452,457	10.2%
Occupied GLA end of quarter	4,215,226	94.6%

INVESTMENT ACTIVITY AND LEASE EXPIRATION SCHEDULE

INVESTMENT ACTIVITY

		Acquisition	Cash	%	Purchase
Property	Location	Date	Cap Rate	Leased	Price	GLA
Premier Surgery Center of Louisville	Louisville, KY	4/10/2015	6.2%	100%	$8,000	18,887
Baton Rouge MOB	Baton Rouge, LA	4/15/2015	7.0%	100%	10,486	25,269
Healthpark Medical Center	Grand Blanc, MI	4/30/2015	6.9%	100%	18,913	59,347
Plaza HCA MOB	Jacksonville, FL	4/30/2015	7.7%	81%	19,000	44,354
Northern Ohio Medical Center	Sheffield, OH	5/28/2015	7.5%	100%	11,236	40,782
University of Michigan - Northville MOB	Livonia, MI	5/29/2015	7.9%	100%	14,750	46,267
Coon Rapids Medical Center	Coon Rapids, MN	6/1/2015	8.0%	100%	7,298	31,617
Premier Landmark MOB	Bloomington, IN	6/5/2015	7.5%	100%	11,308	39,000
Palm Beach ASC	Palm Beach, FL	6/26/2015	6.7%	100%	14,070	20,403
Brookstone Physician Center	Jacksonville, AL	6/30/2015	8.2%	100%	2,800	19,800
Jackson Woman’s Clinic	Jackson, TN	6/30/2015	6.7%	100%	5,672	19,002
Hillside Medical Center	Hanover, PA	6/30/2015	7.4%	100%	11,400	46,249
Randall Road MOB (1)	Elgin, IL	6/30/2015	8.3%	100%	14,795	55,369
Medical Specialists of Palm Beach	Atlantis, FL	7/24/2015	6.3%	100%	11,051	34,537
OhioHealth — SW Health Center	Grove City, OH	7/31/2015	7.2%	100%	11,460	50,000
Trios Health MOB	Kennewick, WA	7/31/2015	6.6%	100%	64,000	151,500
Mezz Loan - UF Health MOB	Jacksonville, FL	6/1/2015	—	—	9,000	—
Total / Weighted Average			7.1%	98%	$309,239	500,883

(1) Acquired 14 condos on June 30, 2015 and one on July 17, 2015 out of 19 total condo units

LEASE EXPIRATION SCHEDULE

(As of June 30, 2015)

Expiration	Expiring	Expiring Lease	% of Total	Expiring Lease	% of Total	Average Rent
Year	Leases	GLA	GLA	ABR	ABR	Per SF
2015	20	45,041	1.0%	$892	0.9%	$19.80
2016	41	182,470	4.1%	3,927	4.1%	21.52
2017	58	238,338	5.4%	5,142	5.4%	21.57
2018	55	317,879	7.1%	6,116	6.5%	19.24
2019	35	274,851	6.2%	6,037	6.4%	21.96
2020	33	124,323	2.8%	2,479	2.6%	19.94
2021	21	112,196	2.5%	2,485	2.6%	22.15
2022	19	195,591	4.4%	4,714	5.0%	24.10
2023	32	306,160	6.9%	6,858	7.2%	22.40
2024	53	567,714	12.7%	11,093	11.7%	19.54
Thereafter:	86	1,815,645	40.7%	44,597	47.3%	24.56
		—
MTM	14	35,018	0.8%	309	0.3%	8.82
Vacant	—	239,414	5.4%
Total/W.A.	467	4,454,640	100.0%	$94,649	100.0%	$22.72

PORTFOLIO GEOGRAPHIC DISTRIBUTION

(As of June 30, 2015)

TOP TEN STATES

State	GLA
Georgia	631,402
Texas	579,844
Indiana	407,746
Michigan	398,324
Pennsylvania	370,255
Minnesota	348,750
Ohio	333,830
Florida	204,680
New York	185,365
Illinois	172,500
Other	821,944
Total	4,454,640

PORTFOLIO DIVERSIFICATION

(As of June 30, 2015)

					Coverage
	# of Buildings	GLA	% of Total	% Leased	Ratio
Single-tenant MOBs	52	1,459,622	32.8%	99.2%	N/A
Multi-tenant MOBs	62	2,305,898	51.7%	91.6%	N/A
Hospitals	4	269,925	6.1%	100.0%	3.5x
LTACHs	3	310,352	7.0%	100.0%	3.4x
Corporate office	1	108,843	2.4%	67.8%	N/A
Total	122	4,454,640	100.0%	94.6%

THREE MONTH PERIOD ENDING 6/30/15

TOP 10 HEALTH SYSTEM RELATIONSHIPS

(As of June 30, 2015, $ in thousands)

	Weighted Avg.				% of Total
	Remaining	Leased	% of Total	Annualized	Annualized
Tenant	Lease Term	GLA	GLA	Base Rent	Base Rent
LifeCare	12.5	310,352	7.0%	$4,803	5.1%
East El Paso Physicians Medical Center	13.2	118,007	2.6%	3,481	3.7%
Wayne State University Physician Group	14.2	176,000	4.0%	3,168	3.4%
Crescent City Surgical Centre	13.3	60,000	1.3%	3,090	3.3%
Foundation Hospital of San Antonio, LLC	11.2	68,786	1.5%	2,971	3.1%
Mid Ohio Oncology	8.9	98,325	2.2%	2,322	2.5%
Northside Hospital	7.4	88,003	2.0%	2,291	2.4%
University of Rochester Cancer Center	4.9	98,221	2.2%	1,945	2.1%
Columbus Regional Health System	9.4	125,189	2.8%	1,909	2.0%
Pinnacle Health	7.6	90,199	2.0%	1,872	2.0%
Total/W.A.	10.3	1,233,082	27.7%	$27,852	29.5%

Coon Rapids Medical Center Coon Rapids, MN	Healthpark Medical Center Grand Blanc, MI

Hillside Medical Center Hanover, PA	Palm Beach ASC Palm Beach, FL

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2015	2014
	(unaudited)	(audited)
ASSETS
Investment properties:
Land and improvements	$110,349	$79,334
Building and improvements	931,467	644,086
Tenant improvements	6,810	5,614
Acquired lease intangibles	132,255	72,985
	1,180,881	802,019
Accumulated depreciation	(64,353)	(45,569)
Net real estate property	1,116,528	756,450
Real estate loans receivable	25,320	15,876
Investment in unconsolidated entity	1,324	1,324
Net real estate investments	1,143,172	773,650
Cash and cash equivalents	22,549	15,923
Tenant receivables, net	2,333	1,324
Deferred costs, net	4,413	4,870
Other assets	30,989	15,806
Total assets	$1,203,456	$811,573
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$191,000	$138,000
Mortgage debt	95,774	78,105
Accounts payable	1,097	700
Dividends payable	16,942	16,548
Accrued expenses and other liabilities	14,997	6,140
Acquired lease intangibles, net	3,171	2,871
Total liabilities	322,981	242,364
Redeemable Noncontrolling Interest - Operating Partnership and partially owned properties	11,656	—
Equity:
Common share, $0.01 par value, 500,000,000 shares authorized, 70,955,331 and 50,640,863 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	713	510
Additional paid-in capital	904,002	586,017
Accumulated deficit	(81,683)	(51,797)
Total shareholders’ equity	823,032	534,730
Noncontrolling interests:
Operating Partnership	44,473	33,727
Partially owned properties	1,314	752
Total noncontrolling interest	45,787	34,479
Total equity	868,819	569,209
Total liabilities and equity	$1,203,456	$811,573

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenues:
Rental revenues	$23,625	$10,241	$43,966	$17,049
Expense recoveries	4,908	1,020	8,444	2,090
Interest income on real estate loans and other	1,150	186	1,757	340
Total revenues	29,683	11,447	54,167	19,479
Expenses:
Interest expense	2,193	1,657	3,903	2,938
General and administrative	3,989	2,408	7,341	4,422
Operating expenses	7,304	2,227	13,013	3,836
Depreciation and amortization	10,351	3,736	18,591	6,152
Acquisition expenses	2,575	2,045	8,507	6,332
Total expenses	26,412	12,073	51,355	23,680
Income (loss) before equity in income of unconsolidated entity, loss on sale of investment property, and noncontrolling interests:	3,271	(626)	2,812	(4,201)
Equity in income of unconsolidated entity	26	26	52	43
Loss on sale of investment property	—	—	(15)	—
Net income (loss)	3,297	(600)	2,849	(4,158)
Net (income) loss attributable to noncontrolling interests:
Operating Partnership	(157)	123	(133)	654
Partially owned properties	(144)	(84)	(176)	(150)
Net income (loss) attributable to controlling interest	2,996	(561)	2,540	(3,654)
Preferred distributions	(425)	—	(491)	—
Net income (loss) attributable to common shareholders	$2,571	$(561)	$2,049	$(3,654)
Net income (loss) per share:
Basic	$0.04	$(0.02)	$0.03	$(0.15)
Diluted	$0.04	$(0.02)	$0.03	$(0.15)
Weighted average common shares
Basic	70,376,959	26,163,982	68,026,278	23,744,730
Diluted	74,267,284	26,163,982	71,862,249	23,744,730

Dividends and distributions declared per common share and OP unit	$0.225	$0.225	$0.45	$0.45

REPORTING DEFINITIONS

Adjusted Earnings Before Interest Taxes, Depreciation and Amortization (Adjusted EBITDA): We define Adjusted EBITDA for DOC as net (loss) income computed in accordance with GAAP plus depreciation, amortization, interest expense and net change in the fair value of derivative financial instruments, net (loss) included from discontinued operations, stock based compensation, acquisition-related expenses, and other non-reoccurring items. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.

Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for September 2014 by 12 (but excluding the impact of concessions and straight-line rent).

Earnings Before Interest Taxes, Depreciation, Amortization and Rent (EBITDAR): We define EBITDAR for DOC as net (loss) income computed in accordance with GAAP plus depreciation, amortization, interest expense and net change in the fair value of derivative financial instruments, net (loss) included from discontinued operations, stock based compensation, acquisition-related expenses and lease expense. We consider EBITDAR an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our tenants ability to fund their rent obligations.

Funds From Operations (FFO): Funds from operations, or FFO, is a widely recognized measure of REIT performance. Although FFO is not computed in accordance with generally accepted accounting principles, or GAAP, we believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our initial properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Because real estate values have historically increased or decreased with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, (“NAREIT”).   NAREIT defines FFO as net income (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets and extraordinary items (computed in accordance with GAAP), plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with NAREIT definition or that interpret the NAREIT definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income (loss), includes depreciation and amortization expenses, gains or losses on property sales, impairments and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating result, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Gross Leasable Area (GLA): Gross leasable area (in square feet).

Gross Real Estate Investments: Based on acquisition price (and includes lease intangibles).

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals refer to specialty surgical hospitals. These hospitals provide a wide range of inpatient and outpatient services, including but not limited to, surgery and clinical laboratories.

LTACHs: Long-term acute care hospitals (LTACH) provide inpatient services for patients with complex medical conditions who require more sensitive care, monitoring or emergency support than that available in most skilled nursing facilities.

Medical Office Building (MOB): Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings may contain sole and group physician practices and may provide laboratory and other patient services.

Net Operating Income (NOI): NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from DOC’s total portfolio of properties before general and administrative expenses, acquisition-related expenses, depreciation and amortization expense, REIT expenses, interest expense and net change in the fair value of derivative financial instruments, and gains or loss on the sale of discontinued properties. DOC believes that NOI provides an accurate measure of operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, DOC’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

REPORTING DEFINITIONS (continued)

Cash Net Operating Income (NOI): Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired below and above market leases and other non-cash and normalizing items. Other non-cash and normalizing items include items such as the amortization of lease inducements, and payment received from a seller master lease. DOC believes that Cash NOI provides an accurate measure of the operating performance of its operating assets because it excludes certain items that are not associated with management of the properties. Additionally, DOC believes that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. However, DOC’s use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

Normalized Funds Available for Distribution (Normalized FAD): DOC defines Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO, non-cash compensation expense, straight-line rent adjustments, amortization of acquired above market leases, amortization of deferred financing costs and amortization of lease inducements and recurring capital expenditures, including leasing costs and tenant and capital improvements. FAD includes payments received from a seller master lease.  DOC believes Normalized FAD provides a meaningful supplemental measure of its ability to fund its ongoing distributions. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of DOC’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of DOC’s liquidity. Normalized FAD should be reviewed in connection with other GAAP measurements.

Normalized Funds From Operations (Normalized FFO): Changes in the accounting and reporting rules under GAAP have prompted a significant increase in the amount of non-operating items included in FFO, as defined. Therefore, DOC uses Normalized FFO, which excludes from FFO acquisition-related expenses, net change in fair value of derivative financial instruments, non-controlling income from operating partnership units included in diluted shares, acceleration of deferred financing costs, and other normalizing items. However, DOC’s use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of DOC’s financial performance or to cash flow operating activities (computed in accordance with GAAP) as an indicator of DOC’s liquidity, nor its indicative of funds available to fund DOC’s cash needs, including its ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

Occupancy:  Occupancy represents the percentage of total gross leasable area that is leased, including month-to-month leases and leases that are signed but not yet commenced, as of the date reported.

Off-Campus:  A building portfolio that is not located on or adjacent to key hospital based-campuses and is not affiliated with recognized healthcare systems.

On-Campus / Affiliated: On-campus refers to a property that is located on or within a quarter mile to a healthcare system. Affiliated refers to a property that is not on the campus of a healthcare system, but anchored by a healthcare system.

Same-Store Portfolio: The same-store portfolio consists of properties held by the Company for the entire preceding year and not currently slated for disposition.